Exhibit 10.1

COMPESNATION AGREEMENT

This Consulting Agreement (this “Agreement”) is dated as of February 3, 2020 among American Battery Metals Corporation, a Nevada corporation (the “Company”), and the Company’s board members, Douglas Cole, Douglas MacLellan, and William Hunter (collectively, the “Board Members”).

RECITALS

A.The Company has previously entered into consulting agreements (the “December Agreements”) with the Board Members on December 29, 20171 whereby the Company agreed to pay the Board Members (among other compensation) $5,000 per month (the “Monthly Compensation”) for their service to the Company as Board Members.

B.Pursuant to the December Agreements, the Company has the right to pay the Monthly Compensation with common stock registered on a Form S-8 registration statement at a price discounted to the market price of the common stock.

C.In order to preserve cash resources of the Company, the Company desires to pay to the Board Members a portion of their Monthly Compensation for 2020 in common stock as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and covenants contained herein, the Parties to this Agreement hereby agree as follows:

1.The Company will issue 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) to each of the Board Members to pay a portion of the their Monthly Compensation for 2020. The Company shall make reasonable efforts to have the Shares registered on a Form S-8 Registration Statement to be filed within ten business days of date of this Agreement.

2.The Board Members warrant to the Company that none of the services to be provided in exchange for the Monthly Compensation are in connection with any capital raising transaction or with directly or indirectly promoting or maintaining a market for the securities of the Company. To the extent that any of the Board Members provide any of such services, they shall be compensated from other sources other than the Shares.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

“Board Members”:	“Company”:
By: /s/ Douglas Cole Name: Douglas Cole By: /s/ Douglas MacLellan Name: Douglas MacLellan By: /s/ William Hunter Name: William Hunter	American Battery Metals Corporation., a Nevada corporation By: /s/ Douglas Cole Name: Douglas Cole Title: Chief Executive Officer

1 https://www.sec.gov/Archives/edgar/data/1576873/000107878218000008/0001078782-18-000008-index.htm